Exhibit 99.1

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTIONS

TO:     ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMPASS MINERALS INTERNATIONAL, INC. (“COMPASS” OR THE “COMPANY”) COMMON STOCK AS OF OCTOBER 24, 2025.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, PLAINTIFFS RELEASING PARTIES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THESE ACTIONS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that these actions are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated October 24, 2025 (the “Stipulation”). The purpose of this Notice is to inform you of:

•    the existence of the above-captioned derivative actions pending in the United States District Court for the District of Kansas (the “Court”), captioned Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.) and Assad v. Crutchfield, et al., Case No. 2:25-cv-02186-EFM-ADM (D. Kan.) (the “Actions”);

•    the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Actions (the “Settlement”),

•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Actions with prejudice,

•    Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Amount to be paid by Compass’s insurers, and

•    Plaintiffs’ Counsel’s application to the Court for case Service Awards to the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

Summary
On October 24, 2025, Compass, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions, which Stipulation was filed in the Court. The Actions were brought derivatively on behalf of Compass against certain current and former directors and officers of the Company. Compass was named as a nominal defendant in the Actions. The Stipulation, and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”), subject to Court approval.

In recognition of the substantial benefits conferred upon Compass as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions, the Parties agreed on September 12, 2025, that Compass’s insurers shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of eight hundred fifty thousand dollars ($850,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation and its exhibits. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations portion of the Company’s website, https://investors.compassminerals.com/investors-relations/overview/default.aspx, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

What are the Lawsuits About?

The Actions are brought derivatively on behalf of nominal defendant Compass and allege that, inter alia, between February 8, 2023, and March 25, 2024, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing Compass to issue false and misleading statements and omissions and failing to disclose and/or causing the Company to fail to disclose to the investing public, among other things, that testing on the Company’s proprietary magnesium chloride-based aerial fire retardants did not confirm such fire retardants’ safety and, thus, overstating the prospects of the U.S. Forest Service awarding Compass a renewed contract for using its proprietary magnesium chloride-based aerial fire retardants for the 2024 fire season.

Why is there a Settlement of the Actions?
The Court has not decided in favor of Defendants or the Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Compass and its stockholders.

Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.
The Settlement Hearing, and Your Right to Object to the Settlement
The Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Compass stockholders who owned Compass stock as of October 24, 2025 (“Current Compass Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on February 20, 2026 at 1:00 p.m. before the Honorable Eric F. Melgren at the U.S. District Court for the District of Kansas, 401 N. Market, Wichita, Kansas 67202 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards to the two Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Actions will be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations portion of the Company’s website, https://investors.compassminerals.com/investors-relations/overview/default.aspx, for any change in the date, time, or format of the Settlement Hearing.

Any Current Compass Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first-class mail) upon the below-listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case names and numbers (Morelli v. Crutchfield, et al., Lead Case No. 2:24-cv-02496-EFM-ADM (D. Kan.); Assad v. Crutchfield, et al., Case No. 2:25-cv-02185-EFM-ADM (D. Kan.)); (ii) the Current Compass Stockholder’s name, legal address, and telephone number; (iii) notice of whether such Current Compass Stockholder intends to appear at the Settlement Hearing and the reasons such Current Compass Stockholder desires to appear and be heard, and whether such Current Compass Stockholder is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Current Compass Stockholder held shares of Compass common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Current Compass Stockholder desires the Court to consider; and (vi) the identities of any witnesses such Current Compass Stockholder plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN January 30, 2026. The Clerk’s address is:

Clerk of the Court,
U.S. District Court for the District of Kansas
401 N. Market
Wichita, KS 67202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN January 30, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017	GLANCY PRONGAY & MURRAY LLP Benjamin I. Sachs-Michaels 745 Fifth Avenue, Fifth Floor New York, NY 10151
Counsel for Defendants:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Jay B. Kasner Susan L. Saltzstein One Manhattan West New York, NY 10001

    An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first-class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Compass stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Compass Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Actions, and from pursuing any of the Released Claims.

CURRENT COMPASS STOCKHOLDERS AS OF OCTOBER 24, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

    Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Compass Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons.

Scope of the Notice

    This Notice is a summary description of the Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations portion of the Company’s website, https://investors.compassminerals.com/investors-relations/overview/default.aspx, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

*    *    *

    You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Bejamin I. Sachs-Michaels, Glancy Prongay & Murray LLP, 745 Fifth Avenue, Fifth Floor, New York, NY 10151 Telephone: (212) 935-7400, E-mail: bsachsmichaels@glancylaw.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

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